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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

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                                   FORM 8-K

                                CURRENT REPORT

                       Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934

              Date of Report (Date of earliest event reported):
                                 June 20, 2000


                              The WMF Group, Ltd.
            (Exact name of registrant as specified in its charter)

           Delaware                                  000-22567                          54-1647759
(State or other jurisdiction                  (Commission File No.)                  (IRS Employer
      of incorporation)                                                           Identification No.)

1593 Spring Hill Road, Suite 400,
       Vienna, Virginia                                                                  22182
(Address of principal executive                                                        (Zip Code)
           offices)

Registrant's telephone number, including area code:  (703) 610-1400
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Item 1.  Changes in Control of Registrant.
         ---------------------------------

         (a) Pursuant to an Agreement and Plan of Merger, dated May 10, 2000 (the "Merger Agreement"), among The WMF Group, Ltd., a Delaware corporation (the "Registrant"), Prudential Mortgage Capital Company, LLC, a Delaware limited liability company ("Prudential Mortgage"), and Prudential Mortgage Capital Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Prudential Mortgage ("Purchaser"), Purchaser commenced a tender offer (the "Offer") on May 23, 2000, for all the outstanding shares of common stock, par value $.01 per share, of the Registrant (the "Shares") at a price of $8.90 per Share, net to the sellers in cash, without interest (the "Offer Price"). The Offer was made pursuant to the Offer to Purchase, dated May 23, 2000, and the related Letter of Transmittal of Purchaser and Prudential Mortgage.

         The Offer expired at 12:00 midnight, New York City time, on June 20, 2000. A total of 10,562,115 Shares, or approximately 96% of the outstanding Shares, were tendered pursuant to the Offer. Following expiration of the Offer, Purchaser accepted for payment, and paid for, all validly tendered Shares resulting in a change in control of the Registrant.

         The consummation of the Offer and acceptance of payment by Purchaser of the Shares validly tendered pursuant thereto was announced in a press release of Prudential Mortgage, dated June 21, 2000. A copy of such press release is attached hereto and incorporated herein by reference.

         Simultaneously with entering into the Merger Agreement, Prudential Mortgage entered into a Stockholders Agreement, dated as of May 10, 2000, with certain stockholders of the Registrant, pursuant to which such stockholders agreed to tender in the Offer Shares beneficially owned by them.

         Pursuant to Section 253 of the Delaware General Corporation Law (the "DGCL"), Purchaser was merged (the "Merger") with and into the Registrant, effective on June 23, 2000, when Purchaser filed a Certificate of Ownership and Merger with the Secretary of State of Delaware. Under the DGCL, no action was required by the stockholders of the Registrant, other than Purchaser through its Board of Directors, for the Merger to become effective. As a result of the Merger (i) the Registrant became a wholly owned subsidiary of Prudential Mortgage and (ii) each Share issued and outstanding (other than Shares held by Prudential Mortgage, Purchaser or any other direct or indirect subsidiary of Prudential Mortgage or subject to appraisal rights under Delaware law) was converted into the right to receive $8.90 net per Share in cash, without interest (the "Merger Consideration").

         The Merger was announced in a press release of Prudential Mortgage, dated June 26, 2000, a copy of which is attached hereto and incorporated herein by reference.

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         The total amount of funds required by Purchaser to consummate the Offer and the Merger and to pay fees and expenses related thereto is estimated by Purchaser to be approximately $142 million. According to Purchaser, the funds used to pay the Offer Price were provided, and the funds to be used to pay the Merger Consideration will be provided, to Purchaser by Prudential Mortgage.

         In accordance with the terms of the Merger Agreement, certain directors of the Registrant resigned as directors of the Registrant. Subsequent to such resignation, David A. Twardock, Shekar Narasimhan and James W. McCarthy became the sole remaining directors of the Registrant.

         (b) Except as described above, to the best of the Registrant's knowledge, there are no arrangements, including any pledge by Prudential Mortgage or Purchaser (or any other direct or indirect subsidiary of Prudential Mortgage) of the Shares, the operation of which may at a subsequent date result in a change in control of the Registrant.

Item 7.  Financial Statements and Exhibits.
         ---------------------------------

         (c)      Exhibits:

         2.1 Agreement and Plan of Merger, dated as of May 10, 2000, among Prudential Mortgage, Purchaser and the Registrant (previously filed on May 23, 2000, with the Securities and Exchange Commission as exhibit (d)(1)(A) to Amendment No. 2 to the Schedule TO of Purchaser and Prudential Mortgage and incorporated herein by reference).

         2.2 Stockholders Agreement, dated as of May 10, 2000, among Prudential Mortgage and the Stockholders listed on Schedule A thereto (previously filed on May 23, 2000, with the Securities and Exchange Commission as exhibit (d)(1)(B) to Amendment No. 2 to the Schedule TO of Purchaser and Prudential Mortgage and incorporated herein by reference).

         99.1 Press Release of Prudential Mortgage, dated June 21, 2000 (previously filed on June 21, 2000, with the Securities and Exchange Commission as exhibit (a)(1)(I) to Amendment No. 3 to the Schedule TO of Purchaser and Prudential Mortgage and incorporated herein by reference).

         99.2     Press Release of Prudential Mortgage, dated June 26, 2000.

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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   THE WMF GROUP, LTD.
                                   (Registrant)


Date:  June 26, 2000               /s/  Elizabeth Whitbred-Snyder
                                   --------------------------------
                                   Name:  Elizabeth Whitbred-Snyder
                                   Title: Executive Vice President

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                                 EXHIBIT INDEX

        Exhibit     Description
        -------     -----------

         2.1 Agreement and Plan of Merger, dated as of May 10, 2000, among Prudential Mortgage, Purchaser and the Registrant (previously filed on May 23, 2000, with the Securities and Exchange Commission as exhibit (d)(1)(A) to Amendment No. 2 to the Schedule TO of Purchaser and Prudential Mortgage and incorporated herein by reference).

         2.2 Stockholders Agreement, dated as of May 10, 2000, among Prudential Mortgage and the Stockholders listed on Schedule A thereto (previously filed on May 23, 2000, with the Securities and Exchange Commission as exhibit (d)(1)(B) to Amendment No. 2 to the Schedule TO of Purchaser and Prudential Mortgage and incorporated herein by reference).

         99.1 Press Release of Prudential Mortgage, dated June 21, 2000 (previously filed on June 21, 2000, with the Securities and Exchange Commission as exhibit (a)(1)(I) to Amendment No. 3 to the Schedule TO of Purchaser and Prudential Mortgage and incorporated herein by reference).

         99.2       Press Release of Prudential Mortgage, dated June 26, 2000.

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